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                                           FOLEY & LARDNER
                                           777 East Wisconsin Avenue, Suite 3800
                                           Milwaukee, Wisconsin  53202-5306
                                           414.271.2400 TEL
                                           414.297.4900  FAX
                                           www.foleylardner.com
                         April 22, 2003


C2, Inc.
700 N. Water Street, Suite 1200
Milwaukee, WI  53202

Ladies and Gentlemen:

     We have acted as counsel for C2, Inc., a Wisconsin corporation (the "Company"), in conjunction with the preparation of a Form S-8 Registration Statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 620,000 shares of the Company's common stock, $1 par value (the "Common Stock"), that may be issued pursuant to the C2, Inc. 1998 Equity Incentive Plan, as amended (the "1998 Plan").

     In connection with our opinion as set forth below, we have examined: (i) the 1998 Plan, as amended; (ii) signed copies of the Registration Statement;
(iii) the Company's Amended and Restated Articles of Incorporation and Amended and Restated By-Laws, as amended to date; (iv) corporate proceedings of the Company relating to the adoption of the 1998 Plan, the amendments thereof and the issuance of shares of Common Stock thereunder and (v) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

     Based on the foregoing, we are of the opinion that:

     1. The Company is a corporation validly existing under the laws of the State of Wisconsin.

     2. The Common Stock subject to the Registration Statement, when issued and paid for in the manner provided in the 1998 Plan, will be validly issued, fully paid and nonassessable and no personal liability will attach to the ownership thereof, except with respect to wage claims of employees of the Company for services performed, not to exceed six months' service in any one case, as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law.

     We consent to the use of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act, or within the category of persons whose consent is required by Section 7 of said Act.

                                 Very truly yours,

                                 /s/ FOLEY & LARDNER

                                 FOLEY & LARDNER


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